Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.
Exhibit 10.7

Exclusive License Agreement

This Exclusive License Agreement (the “Agreement”), dated as of October 20th, 2016, (“Effective Date”) is entered into by and between the National Institutes for Quantum and Radiological Science and Technology (“QST”), a research institute in Japan, having an address at 4-9-1 Anagawa, Inage-ku, Chiba-shi, Chiba 263-8555, Japan, and APRINOIA Therapeutics Inc. (“APRINOIA”), a corporation of Taiwan, having an address at 17F., No.270, Sec. 4, Zhongxiao E. Rd., Da-an Dist., Taipei City 106, Taiwan (R.O.C.).

WHEREAS, National Institute of Radiological Sciences (“NIRS”) and APRINOIA entered into a patent license agreement dated September 24, 2015 (the “2015 Agreement”) for APRINOIA’s non-exclusive license of NIRS’ patents and patent applications to the use of development of a new tracer;

WHERAS, NIRS changed its name to QST in April 2016 and hence QST has assumed NIRS’ all rights and obligations under the 2015 Agreement;

WHEREAS, QST and APRINOIA agree to convert the non-exclusive license into an exclusive license agreement and to have this Agreement replace the 2015 Agreement pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.	DEFINITIONS

1.1	“Licensed Patent(s)” means the following listed patents, patent applications, patents to be issued pursuant to the applications, all corresponding foreign patents/applications, and any divisions, continuations, continuations-in-part, extensions, renewal, reissue, and re-inventions.

Patents: [***] “Novel Compounds for Imaging Tau Proteins That Accumulate In Brain” [***]

Patent Applications: [***]

International filing date: [***] [***]

1.2	“Licensed Know-how” means QST’s confidential technical data and information, including but not limited to, discoveries, formula, experiment report, development data, and study results of compound, process or use pertaining to the Licensed Patents.

1.3	“Improvement(s)” means any modification of compound, process or use (including but not limited to all derivatives, analogs and modifications pertaining to PBB3) pertaining to the Licensed Patents, Licensed Know-how or Licensed Products.

1.4	“Licensed Product(s)” means the manufacture, use (including the use for clinical trial), sale, offer for sale, export or import of any product or part thereof, which use Licensed Patents and Licensed Know-how.

1.5	“Net Sales” means the gross revenue derived from sales or disposition of Licensed Product, after deduction of the following items:

(a)	Import, export, excise and sales taxes, and custom duties;

(b)	Costs of insurance, packing, and transportation from the place of manufacture to the delivery point;

(c)	Payments made or credits allowed to customers for promotional purposes, rebates, discounts, profit share payments and other usual and customary discounts, including but not limited to volume and prompt payment discounts to customers;

(d)	The amount of chargebacks, and amounts repaid or credited by reason of rejections, damages or returns of goods, or because of retroactive price adjustments; and
(e)	Discounts or rebates or other payments required by law to be made under Medicaid, Medicare or other governmental special medical assistance programs.

Payments to APRINOIA by an Affiliate or sublicensee for transfer of Licensed Products at cost for use in clinical trials are not included in Net Sales. In addition, sales at cost for charitable purposes (for example, “not for profit” sales to the developing world), and transfers as free samples or for compassionate use purposes, do not give rise to Net Sales.

1.6	“Licensed Field” means all fields in treatment, prevention and diagnosis of all human and animal diseases and conditions, including those related to treatment, prevention and diagnosis of Alzheimer disease and other neurodegenerative diseases.

1.7	“Licensed Territory” means countries and areas where Licensed Patents have their effect.

1.8	“Exclusive License” means that QST shall not grant License Patents, Licensed Know-how or Improvement to any other person(s) in the Licensed Territory for the Licensed Field. For avoidance of doubt, this Agreement does not preclude QST from using or having a third party use those for academic purpose. QST shall seek APRINOIA’s prior written consent (including by e-mail) if QST wishes to allow any third party to use License Patents for academic purpose. APRINOIA shall inform the reason if APRINOIA reject academic purpose use.

1.9	“Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with APRINOIA. “Control” shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of an entity whether by contract, ownership of shares with voting rights, or otherwise.

1.10	“Sublicense Income” means any payment (except running royalty prescribed in Section 4.3) actually received by APRINOIA from the sublicensees, after deduction of APRINOIA’s milestone payments under Section 4.2.

2.	GRANT

2.1	QST hereby grants to APRINOIA and its Affiliate an Exclusive License to develop, make, have made, import, export, use, offer for sale and sell Licensed Product, as well as the rights to sublicense the exclusive right to others, in the Licensed Territory.

2.2

The granting of sublicenses shall be in the discretion of APRINOIA.

APRINOIA will have power to determine whether to grant sublicenses, the identity of sublicensee and the terms and conditions of sublicenses.

APRINOIA shall inform QST in advance to agreement and provide QST with a photocopy of any sublicense agreement it has entered with the sublicensees for Licensed Patents within [***] days after its execution.

APRINOIA shall cause the sublicensee to comply with the same obligations as APRINOIA hereunder; and in case where the sublicensee breaches the obligation, APRINOIA shall be jointly liable for the damages incurred by QST due to the breach.

In case of a termination of the sublicense agreement with sublicensee, APRINOIA shall inform the termination to QST within [***] days after the termination.

3.	QST’S OBLIGATION & REPRESENTATION

3.1	Within [***] days after the Effective Date, QST shall provide APRINOIA with updated information and complete file on its Licensed Patent and the Licensed Know-how. Such delivery shall be made by APRINOIA’s coming to QST to collect the materials at its cost.

3.2	During the term of this Agreement, if any Improvement is made by QST, QST shall disclose the Improvement to APRINOIA at the time when QST considers it is ready for the disclosure.

3.3	QST shall instruct its attorneys to register APRINOIA as QST’s exclusive patent licensee of the Licensed Patents, if APRINOIA deems necessary, in countries of the TERRITORY as designated by APRINOIA. APRINOIA shall bear reasonable fees and costs (including attorneys’ fees) for the required recordation.

3.4	QST represents and warrants that it has the right to grant the exclusive license under this Agreement and the implementation of the Licensed Patents.

4.	APRINOIA’s PAYMENT OBLIGATION

4.1	Upfront License Fee

QST and APRINOIA confirm that no additional Upfront License Fee is required and APRINOIA’s payment of [***] under the 2015 Agreement shall be deemed as the upfront payment under the Agreement.

4.2	Milestone Payments

APRINOIA shall make the following milestone payments to QST:

(a)	APRINOIA shall notify QST within [***] days after the filing of [***]; and APRINOIA shall pay [***] to QST within [***] days after it receives the invoice issued by QST;

(b)	APRINOIA shall notify QST within [***] days after [***]; and APRINOIA shall pay [***] to QST within [***] days after it receives the invoice issued by QST;

(c)	APRINOIA shall notify QST within [***] days after [***] and APRINOIA shall pay [***] to QST within [***] days after it receives the invoice issued from QST;

(d)	APRINOIA shall notify QST within [***] days after [***]; and APRINOIA shall pay [***] to QST within [***] days after it receives the invoice issued by QST; and

(e)	APRINOIA shall notify QST within [***] days after [***]; and APRINOIA shall pay [***] to QST within [***] days after it receives the invoice issued by QST.

4.3	Royalty Obligations

(a)	In addition to the payments set forth in Sections 4.1 and 4.2, APRINOIA (or its affiliates) shall pay to QST royalties equal to [***] of the aggregate Net Sales of Licensed Products sold by APRINOIA (including its affiliates) and its sublicensee(s) of up to [***] in a calendar year, and [***] of the Net Sales of Licensed Products of the Net Sales exceeding [***] in the identical calendar year.

(b)	The royalty rates shall be reduced a minimum of up to [***] of the Net Sales for sales in accordance with the contents of the compulsory license in countries where a compulsory license is mandated by the government for the Licensed Patents.

(c)	For the avoidance of doubt, no royalties are payable if no Licensed Patents and Licensed Know-how are used for the manufacture or sale of the products.

4.4	Sublicense Income

APRINOIA agrees to share Sublicense Income with QST and pay as the royalty pursuant to the following rates:

(a)	[***] of the Sublicense Income;

(b)	[***] of the Sublicense Income;

(c)	[***] of the Sublicense Income.

4.5	Patent Prosecution Costs

APRINOIA shall pay for costs and fees incurred or charged on or after the Effective Date for prosecution or maintenance of patents and patent applications for the Licensed Patents provided, however, that APRINOIA may choose, per a prior notice to QST, not to pay for future cost or fees incurred for specific patent or patent application(s) in specific countries, but in that case APRINOIA’s exclusive license of such patent in such specific countries will be deemed terminated in the specific countries upon the notification, and QST and APRINOIA shall make an amended Agreement.

4.6	Patent Prosecution

QST would continue to maintain and manage the Licensed Patents. QST will instruct its counsels to inform APRINOIA of all important development of any pending prosecution, maintenance and management of all License Patents (example: Office Actions) and copy APRINOIA of all their correspondences with QST concerning the same. QST and its counsels shall seek APRINOIA’s written advice and comments on substantial matters concerning Licensed Patents.

5.	ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

5.1	Annual Report

APRINOIA shall make written reports on (i) Net Sales of the Licensed Products, if any, (ii) Sublicense Income, (iii) the budget APRINOIA and subsidiaries spent on research and/or development of Licensed Product(s) this during the calendar year, and (iv) status of research and/or development of Licensed Product(s) within [***] days after the end of each calendar year. Such report shall include statements of the monthly and annual Net Sales of each Licensed Product and the payable royalty fees and its basis of the calculation during such calendar year. Further, APRINOIA shall report the status of research and/or development of Licensed Product(s) at any time upon a request from QST.

5.2	Payment

QST shall issue an invoice to APRINOIA for payment of the royalty fee based on the report and APRINOIA shall make the payment within [***] days after receipt of the invoice. APRINOIA shall pay the royalty by transferring money to the designated bank account specified in the invoice issued by QST. The cost for the transfer shall be borne by APRINOIA.

5.3	Accounting

APRINOIA agrees to have its sales records inspected by QST for purpose of auditing the reports produced under Section 5.1. QST may conduct the inspection by its designated certified public accountant in Taiwan, at its own expenses. However, should the results of the audit reveal an underreporting of over [***] of royalties due QST, the audit costs shall be borne by APRINOIA.

5.4	Delay of Payment

In case where APRINOIA fails to pay in a timely manner, APRINOIA shall bear late payment charge at the rate of [***] per year.

5.5	Refund of Paid Royalty

QST shall not make any refund of the royalty which are already paid, regardless of any reasons including the termination of this Agreement and binding invalidation decisions of Licensed Patents.

6.	MARKING

APRINOIA agrees to mark Licensed Products and their packaging, catalog with patent markings as required by applicable law.

7.	PUBLICITY

APRINOIA may state the fact that APRINOIA is QST’s exclusive licensee for the LICENSED PATENTS.

8.	Infringement of Third Party’s Right

QST shall not be liable for the damages incurred by APRINOIA and/or its sublicensees due to the infringement of a third party’s right (including but not limited to patent rights and other intellectual property rights).

9.	INFRINGEMENT BY OTHERS: ENFORCEMENT OF PATENTS

9.1	In case where APRINOIA becomes aware of the fact that a third party is infringing or going to infringe the Licensed Patents, APRINOIA shall immediately inform QST of the fact and consult with QST what to do. APRINOIA shall, however, have the exclusive right to decide whether to enforce the Licensed Patent against any specific infringer.

9.2	APRINOIA shall bear all costs relating to the enforcement of the Licensed Patent.

9.3	QST agrees to provide assistance required by APRINOIA to the extent possible for the enforcement of the Licensed Patents. APRINOIA will pay to QST [***] of monetary remedies received from the lawsuit after deduction of all cost and fees.

10.	No Guarantee

10.1	QST shall not guarantee that Licensed Patents do not have any grounds for invalidation.

10.2	QST shall not guarantee that using Licensed Patents can lead the medicine for imaging the tau protein to a practical use.

10.3	QST shall not guarantee that use of Licensed Patents will not be precluded due to the right of third parties.

10.4	QST shall not be liable for any damages incurred by APRINOIA (including its Affiliates and sublicensees) due to the use of the Licensed Patents and Licensed Know-how.

10.5	“Any damages” under the previous paragraph shall include the influence to human bodies caused by clinical trial, non-clinical trial, or injection of the product, etc.

11.	PRODUCT LIABILITY

11.1	APRINOIA shall be liable for product liability in regard to Licensed Products by its own discretion and expenses.

11.2	If QST faces product liability claims, on the premise that QST is not liable j for such liability, QST shall assist ARRINOIA to the extent that it is possible. APRINOIA shall indemnify QST’s expenses used for such actions and payment to any third parties.

12.	NO ARGUEMENT

QST may terminate this Agreement immediately if APRINOIA argues the effectiveness of Licensed Patents directly or indirectly.

13.	ASSIGNMENT

APRINOIA shall not assign all or any part of the rights or obligations derived from this Agreement to any third parties in any situations.

14.	TERM

The term of the Agreement shall be effective for seven (7) years from the Effective Date and may be renewed for additional five (5) years by APRINOIA, provided a written notice is given by APRINOIA to QST [***] days prior to the expiration of the Agreement. APRINOIA may renew the term twice until the expiration of the Licensed Patent. However, the license hereunder shall loose the exclusivity in case where APRINOIA or its Affiliate cannot achieve the budget specified as set forth in the Appendix.

15.	TERMINATION

15.1	APRINOIA may terminate this Agreement by giving QST a written notice should QST breach the Agreement and fail to cure the breach within [***] days after receipt of APRINOIA’s written notice of breach.

15.2	QST may terminate this Agreement by giving APRINOIA a written notice if APRINOIA is in default of royalty payment obligation or any other material obligation hereof and fails to remedy such breach within [***] days after receipt of QST’s written notice.

15.3	Either QST or APRINOIA may terminate all or any part of this Agreement immediately without any notice if any of the following occurs on the other Party:

(a)	Penalized by revocation or suspension of its business license, or any similar penalty by a governmental authority; or

(b)	A petition is filed by or against the Party for liquidation, corporate reorganization, civil rehabilitation, bankruptcy or special liquidation, or a bank suspends its transaction with the Party; or

(c)	A petition is filed for attachment, provisional attachment, provisional) disposition, auction sale, or judicial enforcement with respect to the Party’s assets, or a disposition of tax delinquency is imposed; or

(d)	Dissolved, or assigned all or an essential part of its business to a third party; or

(e)	In addition to the above, if there is any event that shows the Party faces financial difficulties, or there is any reasonable ground to show such possibilities; or

(f)	Cause the other Party a major injury or damage; or

(g)	The other Party deems difficult to enforce the mutual agreements under this Agreement due to disasters or other unavoidable reasons; or

(h)	The Party significantly harmed the other Party’s credit; or

(i)	Any event similar to the above.

16.	EXCLUSION OF ANTI-SOCIAL FORCES

16.1	Either QST or APRINOIA may terminate all or any part of this Agreement without any notice to the other Party if any of the following occurs on the other Party (including APRINOIA’s sublicensee(s) or contractor(s). Same below.) no matter as an individual or an entity.

(a)	QST or APRINOIA is an individual or an entity that pursues economic profits by using violent, intimidated or fraudulent methods such as a “organized crime group” or “occupational shareholder”, or an anti-social force; or

(b)	The representative, responsible person or any person substantially owns the management power of QST/ or APRINOIA is or was an anti-social force; or

(c)	QST, APRINOIA, or the representative, responsible person or any person substantially owns the management power of QST or APRINOIA provides financial assistance to anti-social forces or has close relationship with anti-social forces; or

(d)	QST, APRINOIA, or the representative, responsible person or any person substantially owns the management power of QST or APRINOIA is publicly known or generally known through news or other similar channels as an anti-social force or an individual/entity that conducts intimidated crimes, or has relationship or connection with such individual/ entity.

(e)	Any person that QST or APRINOIA executes agreements with for the enforcement of this Agreement falls into any of the subparagraphs above; or

(f)	QST or APRINOIA sends messages by itself or any third party to the other Party informing that it is an anti-social force, or its related person/entity is an anti-social force (for example, naming itself as an “organized crime group”); or

(g)	QST or APRINOIA behaves fraudulently or violently, or uses intimidated ’ words towards the other Party or uses any third party to conduct such behaviors; or

(h)	QST or APRINOIA harms or is likely to harm the other Party’s fame, credits or others or uses any third party to conduct such behaviors; or

(i)	QST or APRINOIA harms or is likely to harm the other Party’s business or uses any third party to conduct such behaviors.

16.2	QST and APRINOIA hereby represent and warrant that it is neither an anti-social force nor falls into (a) to (i) above respectively.

16.3	If QST or APRINOIA terminates all or any part of this Agreement based on 16.1, it shall not indemnify the other Party’s damages, if any. Further, the terminated Party shall indemnify the terminating Party’s damages, if any.

17.	EFFECT AFTER TERMINATION

When the Agreement is terminated due to any reasons, APRINOIA shall cease the use of Licensed Patents and Licensed Know-how; and shall return or destroy the information and Confidential Information that is received from QST regardless of tangible or intangible based on this Agreement upon instructions of QST.

18.	GOVERNING LAW AND DISPUTE RESOLUTION

This Agreement shall be governed in accordance with the laws of Japan. All disputes in connection with this Agreement shall be settled through friendly negotiations. In case no settlement can be reached through negotiations, the parties consent to the jurisdiction of the Tokyo District Court.

19.	NOTICES

All notices under this Agreement shall be in writing and mailed by registered or certified mail at the following addresses:

To QST:

Attention:

Innovation center

National Institutes for Quantum and Radiological Science and Technology 4-9-1 Anagawa, Inage-ku, Chiba-shi, Chiba 263-8555, Japan

To APRINOIA:

Attention:

Ming-Kuei Jang, Ph.D

APRINOIA Therapeutics Inc.

17F., No.270, Sec. 4, Zhongxiao E. Rd., Da’an Dist., Taipei City 106, Taiwan

20.	CONFIDENTIALITY

20.1	Neither party shall disclose or reveal any confidential information received from the disclosing party without the disclosing party’s written consent. Notwithstanding the foregoing, the obligation not to disclose confidential shall not include information which: (a) was lawfully known by the receiving party prior to disclosure of such information by the disclosing party to the receiving party; (b) was or becomes generally available in the public domain, without the fault of the receiving party; (c) is subsequently disclosed to the receiving party by a third party having a lawful right to make such disclosure disclosure; (d) is required by law, rule, regulation or legal process to be disclosed, provided that the receiving party making such disclosure shall take reasonable steps to restrict and maintain to the extent possible confidentiality of such disclosure and shall provide reasonable notice; or (e) has been independently developed by employees or others on behalf of the receiving party without access to or use of disclosing party’s information.

20.2	Each party’s obligations under this Section shall extent for a period of three (3) years from termination or expiration of this Agreement.

21.	PERSONAL INFORMATION

21.1	QST and APRINOIA shall keep all the Personal Information deposited by the other Party under due care of a prudent manager. Personal Information here and below indicated any information that is in regard to a living person, including his/her name, birth date, any description or personal number, symbol or any other sign that is possible to identify such person (including any information which is not possible to identify such person independently but is possible to make reference to other information that is possible to identify such person).

21.2	Unless otherwise agreed by the other Party in advance, QST and APRINOIA shall not conduct any of the behaviors below.

(a)	Deposit, provide or inform any third party the Personal Information deposited by the other Party; or

(b)	Use, copy or alter the Personal Information deposited by the other Party beyond the purpose of this Agreement.

21.3	QST and APRINOIA shall take necessary steps to competently manage the Personal Information deposited from the other Party and prevent Personal Information from disclosure, loss and damages.

21.4	Unless otherwise instructed by the other Party separately, QST and APRINOIA shall promptly return the Personal Information deposited by the other Party after this Agreement is expired or terminated.

21.5	If the Personal Information deposited by the other Party is disclosed, lost, or damaged, or any violation under this article occurs, QST and APRINOIA shall promptly report to the other Party and follow its instructions.

21.6	21.1 and 21.2 shall remain effective after this Agreement is expired or terminated.

22.	GENERAL

22.1	This Agreement replaces and supersedes the 2015 Agreement upon its Effective Date.

22.2	This Agreement is drafted in both English and Japanese. If there is any discrepancy between English and Japanese versions, English version shall prevail.

22.3	APRINOIA and QST shall perform the terms and conditions of this Agreement based on the principles of good faith. The parties shall make reasonable effort to settle any matter not stipulated in this Agreement or any doubt arising with respect to this Agreement through amicable negotiation.

In witness whereof, APRINOIA and QST have executed this Agreement in two (2) originals by its duly authorized other representative.

National Institutes for Quantum and Radiological Science and Technology (QST)

Representative: HIRANO Toshio

Title: President

Address: 4-9-1 Anagawa, Inage-ku, Chiba-shi, Chiba 263-8555, Japan

Signature:	/s/ Hirano Toshio

Date:	2016.10.20

APRINOIA Therapeutics Inc. (APRINOIA)

Representative: Ming-Kuei Jang, Ph.D.

Title: Chief Executive Officer

Address: 17F., No.270, Sec. 4, Zhongxiao E. Rd., Da’an Dist., Taipei City 106, Taiwan

Signature:	/s/ Ming-Kuei Jang, Ph.D.

Date:	2016.10.20

●  Appendix        (About Article 14)

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